EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ASP Isotopes Inc. on Form S-3 to be filed on or about July 23, 2025 of our report dated March 31, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 31, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP Iselin, New Jersey July 23, 2025